Macquarie Infrastructure Holdings, LLC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS FOURTH QUARTER AND FULL YEAR 2021
FINANCIAL AND OPERATIONAL RESULTS

New York, February 22, 2022 — Macquarie Infrastructure Holdings, LLC (NYSE: MIC) (the “Company”) today announced its financial and operational results from continuing operations for the fourth quarter and full year 2021.

“Following the successful conclusion of the sales of our IMTT and Atlantic Aviation businesses, our continuing operations are composed principally of Hawaii Gas,” said Christopher Frost, chief executive officer of MIC. “The ongoing approval process related to the proposed merger of the Company with an entity managed by Argo Infrastructure Partners, LP is proceeding as anticipated. We continue to expect to receive the remaining approval from the Hawaii Public Utilities Commission and to conclude the transaction in the first half of 2022.”

“If the merger is concluded on or prior to July 1, 2022, unitholders will receive merger consideration of $3.83 per unit in cash,” Frost added. “If the merger is concluded after July 1, 2022, unitholders will receive $4.11 per unit in cash.”

“Our financial results from continuing operations in the fourth quarter and full year 2021 reflect a continued increase in the number of people visiting Hawaii and the resulting growth in gas sales by our Hawaii Gas business,” said Frost.

Financial and Operational Results

MIC’s ongoing businesses include Hawaii Gas and several smaller operations collectively engaged in efforts to reduce the cost and improve the reliability and sustainability of energy in Hawaii. These businesses generate revenue primarily from the provision of gas to commercial, residential, and governmental customers and the generation of power.

MIC’s results from continuing operations in 2021 reflect improving conditions for its operations as the number of visitors to Hawaii recovers from COVID-induced lows. The number of visitors to Hawaii increased to approximately 65% of pre-pandemic levels for the full year. The increase in the number of visitors drove hotel occupancy and restaurant patronage higher and consequently gas sales by Hawaii Gas.

The volume of gas sold by Hawaii Gas increased 21% in 2021 versus 2020. The financial impact of the increase in sales was partially offset by a higher average wholesale cost of Liquified Petroleum Gas distributed by the business. The total volume of gas sold was 11% below the level recorded in 2019 prior to the pandemic.

Each of MIC’s key financial performance metrics for 2021 reflect the impact of increased expenses of approximately $291.3 million primarily associated with the sale of its Atlantic Aviation business and the Company’s reorganization as a limited liability company. The majority of these expenses were incurred in the third quarter of the year.

MIC recorded a net loss from continuing operations of $300.3 million in 2021 compared with a net loss of $96.6 million in 2020.

The Company reported Adjusted EBITDA excluding non-cash items from continuing operations (excluding the above-noted transaction and reorganization expenses) of $39.2 million in 2021 versus $34.2 million in 2020.

MIC used $288.2 million of cash in operating activities during the year compared with use of $46.4 million in 2020.

The Company reported Adjusted Free Cash Flow from continuing operations (excluding the above-noted transaction and reorganization expenses) of $27.8 million in 2021 versus $12.1 million in 2020.

Summary Financial Information

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Unit and Per Unit Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net loss	$(3,833)	$(71,453)	67,620	95	$(300,294)	$(96,645)	(203,649)	NM
Net loss per unit attributable to MIH	(0.05)	(0.82)	0.77	94	(3.42)	(1.11)	(2.31)	NM
Cash provided by (used in) operating activities	4,012	(45,034)	49,046	109	(288,187)	(46,358)	(241,829)	NM
Discontinued Operations
Net (loss) income	$(12,631)	$33,170	(45,801)	(138)	$2,984,353	$(831,079)	3,815,432	NM
Net (loss) income per unit attributable to MIH	(0.14)	0.38	(0.52)	(137)	33.99	(9.56)	43.55	NM
Cash provided by operating activities	—	103,477	(103,477)	(100)	28,965	386,983	(358,018)	(93)
Weighted average number of units outstanding: basic	88,226,852	87,209,829	1,017,023	1	87,791,951	86,951,642	840,309	1
MIH Non-GAAP Metrics
EBITDA excluding non-cash items - continuing operations	$8,141	$(43,761)	51,902	119	$(252,107)	$(35,503)	(216,604)	NM
Investment and acquisition/disposition costs	222	53,517	(53,295)	(100)	291,258	69,678	221,580	NM
Adjusted EBITDA excluding non - cash items–continuing operations	8,363	9,756	(1,393)	(14)	39,151	34,175	4,976	15
Cash interest	(474)	(3,531)	3,057	87	(9,952)	(14,466)	4,514	31
Cash taxes (1)	(720)	(8,774)	8,054	92	5,215	(801)	6,016	NM
Maintenance capital expenditures	(1,801)	(1,327)	(474)	(36)	(6,568)	(6,762)	194	3
Adjusted Free Cash Flow - continuing operations	$5,368	$(3,876)	9,244	NM	$27,846	$12,146	15,700	129

NM — Not meaningful.
(1) Cash taxes in 2021 includes a $7.4 million benefit for income taxes that will be utilized by discontinued operations.
About MIC

MIC owns and operates businesses providing energy services, production and distribution in Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") excluding non-cash items and Free Cash Flow

In addition to MIC’s results under U.S. GAAP, the Company uses the non-GAAP measures EBITDA excluding non-cash items and Free Cash Flow to assess the performance and prospects of its business.

MIC measures EBITDA excluding non-cash items as a reflection of its ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of its capitalization and tax position.

The Company believes investors use EBITDA excluding non-cash items primarily as a measure of its operating performance and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or units.

MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — less maintenance capital expenditures and adjusted for changes in working capital.

Management uses Free Cash Flow as a measure of its ability to fund acquisitions, invest in growth projects, to reduce or repay indebtedness, and/or to return capital to unitholders. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility into the performance and prospects of the business as a result of: (i) the capital intensive nature of its operations and the generation of non-cash depreciation and amortization; (ii) units issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash mark-to-market adjustment of the value of derivative instruments; (v) gains (losses) related to the write-off or disposal of assets or liabilities, (vi) non-cash compensation expense incurred in relation to the incentive plans for senior management of the Company’s operating business; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets, and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, could use Free Cash Flow to assess the Company’s ability to fund acquisitions, invest in growth projects, reduce or repay indebtedness, and/or return capital to unitholders.

Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its business than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See the tables below for a reconciliation of Net Loss to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by (used in) operating activities from continuing operations to Free Cash Flow from continuing operations.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s current levels of operations, capability, profitability, or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability, or cash flow. Management considers various factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Disclaimer on Forward Looking Statements

This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding the proposed sale of the Company and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions, or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the announced sale; uncertainties as to the timing of the consummation of the proposed transaction; the risk that conditions to closing of the proposed transaction are not satisfied, including the failure to timely obtain the requisite approvals or regulatory clearances; the occurrence of any event giving rise to a termination of the proposed transaction; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law.

These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its other reports filed from time to time with the SEC.
The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this press release may not occur. These forward-looking statements are made as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Lee Lubarsky Corporate Communications MIC 212-231-2638

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED BALANCE SHEETS
($ in Thousands, Except Unit Data)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$47,259	$1,518,108
Restricted cash	1,051	1,036
Accounts receivable, net of allowance for doubtful accounts	27,824	23,113
Inventories	11,658	9,564
Prepaid expenses	1,813	2,212
Other current assets	3,164	1,715
Current assets held for sale(1)	—	2,185,002
Total current assets	92,769	3,740,750
Property, equipment, land, and leasehold improvements, net	297,190	297,375
Operating lease assets, net	12,591	9,878
Goodwill	120,193	120,193
Intangible assets, net	4,498	4,923
Other noncurrent assets	9,210	5,520
Total assets	$536,451	$4,178,639
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$260	$1,203
Accounts payable	6,169	13,082
Accrued expenses	18,449	17,798
Current portion of long-term debt	1,107	1,060
Distribution payable	—	960,981
Operating lease liabilities - current	1,794	2,019
Other current liabilities	5,223	9,591
Current liabilities held for sale(1)	—	1,613,830
Total current liabilities	33,002	2,619,564
Long-term debt, net of current portion	97,655	578,169
Deferred income taxes	38,540	26,453
Operating lease liabilities - noncurrent	10,810	7,869
Other noncurrent liabilities	53,062	53,278
Total liabilities	233,069	3,285,333
Commitments and contingencies	—	—
Unitholders’ equity(2):
Common units paid in capital (500,000,000 authorized; 88,343,762 and 87,361,929 units issued and outstanding on December 31, 2021 and 2020, respectively)	193,471	178,062
Accumulated other comprehensive loss	(5,106)	(6,175)
Retained earnings	106,539	713,129
Total unitholders’ equity	294,904	885,016
Noncontrolling interests	8,478	8,290
Total equity	303,382	893,306
Total liabilities and equity	$536,451	$4,178,639

(1)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2021, for further discussions on assets and liabilities held for sale.
(2)The Company is authorized to issue 100,000,000 preferred units. On December 31, 2021 and 2020, no preferred units were issued or outstanding. The Company had 100 special units issued and outstanding to its Manager on December 31, 2021 and 2020, respectively. See Note 11, “Unitholders' Equity”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2021 for further discussions.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Thousands, Except Unit and Per Unit Data)

	Year ended December 31,
	2021	2020	2019
Revenue
Product revenue	$235,984	$180,411	$242,637
Total revenue	235,984	180,411	242,637
Costs and expenses
Cost of product sales	165,927	112,283	165,504

Selling, general and administrative	97,893	72,704	38,596
Disposition payment to Manager	228,570	28,174	—
Total Selling, general and administrative	326,463	100,878	38,596
Fees to Manager - related party	21,857	21,063	32,103
Depreciation	15,313	15,463	14,985
Amortization of intangibles	425	425	425
Total operating expenses	529,985	250,112	251,613
Operating loss	(294,001)	(69,701)	(8,976)
Other income (expense)
Interest income	27	26	17
Interest expense(1)	(14,381)	(21,103)	(22,609)
Other income (expense), net	234	(1,690)	(5,324)
Net loss from continuing operations before income taxes	(308,121)	(92,468)	(36,892)
Benefit (provision) for income taxes	7,827	(4,177)	11,640
Net loss from continuing operations	(300,294)	(96,645)	(25,252)
Discontinued Operations(2)
Net income (loss) from discontinued operations before income taxes	3,050,811	(684,660)	261,451
Provision for income taxes	(66,458)	(146,419)	(83,046)
Net income (loss) from discontinued operations	2,984,353	(831,079)	178,405
Net income (loss)	2,684,059	(927,724)	153,153

Net loss from continuing operations	(300,294)	(96,645)	(25,252)
Less: net income (loss) attributable to noncontrolling interest	191	137	(246)
Net loss from continuing operations attributable to MIH	(300,485)	(96,782)	(25,006)
Net income (loss) from discontinued operations	2,984,353	(831,079)	178,405
Less: net loss attributable to noncontrolling interests	—	—	(3,109)
Net income (loss) from discontinued operations attributable to MIH	2,984,353	(831,079)	181,514
Net income (loss) attributable to MIH	$2,683,868	$(927,861)	$156,508

Basic loss per unit from continuing operations attributable to MIH	$(3.42)	$(1.11)	$(0.29)
Basic income (loss) per unit from discontinued operations attributable to MIH	33.99	(9.56)	2.11
Basic income (loss) per unit attributable to MIH	$30.57	$(10.67)	$1.82
Weighted average number of units outstanding: basic	87,791,951	86,951,642	86,178,212

Diluted loss per unit from continuing operations attributable to MIH	$(3.42)	$(1.11)	$(0.29)
Diluted income (loss) per unit from discontinued operations attributable to MIH	33.99	(9.56)	2.11
Diluted income (loss) per unit attributable to MIH	$30.57	$(10.67)	$1.82
Weighted average number of units outstanding: diluted	87,791,951	86,951,642	86,178,212
Cash distribution declared per unit	$37.386817	$11.00	$4.00

(1)Interest expense includes non-cash gains on derivative instruments of $333,000 in 2021 and non-cash losses on derivative instruments of $912,000 and $875,000 in 2020 and 2019, respectively.
(2)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2021, for further discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Thousands)

	Year Ended December 31,
	2021	2020	2019
Operating activities
Net loss from continuing operations	$(300,294)	$(96,645)	$(25,252)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations:
Depreciation	15,313	15,463	14,985
Amortization of intangibles	425	425	425
Write-off of debt financing costs	4,170	—	—
Amortization of debt discount and financing costs	738	5,744	5,626
Adjustments to derivative instruments	(943)	(6,598)	6,009
Fees to Manager - related party	21,857	21,063	32,103
Deferred taxes	(2,612)	3,376	(15,169)
Other non-cash expense, net	4,887	6,634	9,947
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(4,741)	2,529	3,694
Inventories	(3,489)	1,764	(1,869)
Prepaid expenses and other current assets	(1,704)	(168)	(280)
Accounts payable and accrued expenses	(7,904)	2,492	4,746
Income taxes payable	(6,611)	(3,842)	440
Other, net	(7,279)	1,405	(4,235)
Net cash (used in) provided by operating activities from continuing operations	(288,187)	(46,358)	31,170
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents, and restricted cash acquired	—	—	(94)
Purchases of property and equipment	(14,261)	(14,471)	(19,791)
Other, net	186	44	34
Net cash used in investing activities from continuing operations	(14,075)	(14,427)	(19,851)
Financing activities
Payment of long-term debt	(496,629)	(1,260)	(727)
Distributions paid to common unitholders	(4,258,401)	(86,742)	(344,689)
Distributions paid to noncontrolling interest	(3)	(3)	(5)
Debt financing costs paid	(293)	—	—
Net cash used in financing activities from continuing operations	(4,755,326)	(88,005)	(345,421)
Net change in cash, cash equivalents, and restricted cash from continuing operations	(5,057,588)	(148,790)	(334,102)

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
($ in Thousands)

	Year Ended December 31,
	2021	2020	2019
Cash flows provided by (used in) discontinued operations:
Net cash provided by operating activities	$28,965	$386,983	$389,966
Net cash provided by investing activities	3,242,836	1,253,261	10,797
Net cash used in financing activities	(5,123)	(10,700)	(337,095)
Net cash provided by discontinued operations	3,266,678	1,629,544	63,668
Effect of exchange rate changes on cash and cash equivalents	—	(99)	255
Net change in cash, cash equivalents, and restricted cash	(1,790,910)	1,480,655	(270,179)
Cash, cash equivalents, and restricted cash, beginning of period	1,839,220	358,565	628,744
Cash, cash equivalents, and restricted cash, end of period	$48,310	$1,839,220	$358,565

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Accrued purchases of property and equipment from continuing operations	$614	$761	$1,074
Accrued purchases of property and equipment from discontinued operations	4,201	28,081	30,853
Leased assets obtained in exchange for new operating lease liabilities from continuing operations	—	—	1,522
Leased assets obtained in exchange for new operating lease liabilities from discontinued operations	14,666	20,393	19,115
Cash distribution declared, but not yet paid	—	960,981	—
Taxes received, net, from continuing operations	(195)	—	(1,500)
Taxes paid (received), net, from discontinued operations	143,906	(10,686)	66,056
Interest paid, net, from continuing operations	13,688	14,699	15,132
Interest paid, net, from discontinued operations	29,616	95,670	122,890

The following table provides a reconciliation of cash, cash equivalents, and restricted cash from both continuing and discontinued operations reported within the consolidated balance sheets that is presented in the consolidated statements of cash flows:

	As of December 31,
	2021	2020	2019
Cash and cash equivalents	$47,259	$1,518,108	$57,230
Restricted cash - current	1,051	1,036	1,165
Cash, cash equivalents, and restricted cash included in assets held for sale(1)	—	320,076	300,170
Total of cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$48,310	$1,839,220	$358,565

(1)Represents cash, cash equivalents, and restricted cash related to businesses classified as held for sale. See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2021, for further discussions.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Unit and Per Unit Data) (Unaudited)
Revenue
Product revenue	$62,571	$44,118	18,453	42	$235,984	$180,411	55,573	31
Total revenue	62,571	44,118	18,453	42	235,984	180,411	55,573	31
Costs and expenses
Cost of product sales	52,724	27,065	(25,659)	(95)	165,927	112,283	(53,644)	(48)

Selling, general and administrative	9,464	32,143	22,679	71	97,893	72,704	(25,189)	(35)
Disposition payment to Manager	—	28,174	28,174	100	228,570	28,174	(200,396)	NM
Total Selling, general and administrative	9,464	60,317	50,853	84	326,463	100,878	(225,585)	NM
Fees to Manager - related party	1,056	4,903	3,847	78	21,857	21,063	(794)	(4)
Depreciation and amortization	4,286	4,664	378	8	15,738	15,888	150	1
Total operating expenses	67,530	96,949	29,419	30	529,985	250,112	(279,873)	(112)
Operating loss	(4,959)	(52,831)	47,872	91	(294,001)	(69,701)	(224,300)	NM
Other income (expense)
Interest income	5	4	1	25	27	26	1	4
Interest expense(1)	(390)	(4,888)	4,498	92	(14,381)	(21,103)	6,722	32
Other income (expense), net	472	(753)	1,225	163	234	(1,690)	1,924	114
Net loss from continuing operations before income taxes	(4,872)	(58,468)	53,596	92	(308,121)	(92,468)	(215,653)	NM
Benefit (provision) for income taxes	1,039	(12,985)	14,024	108	7,827	(4,177)	12,004	NM
Net loss from continuing operations	(3,833)	(71,453)	67,620	95	(300,294)	(96,645)	(203,649)	NM
Discontinued Operations
Net (loss) income from discontinued operations before income taxes	(12,631)	3,839	(16,470)	NM	3,050,811	(684,660)	3,735,471	NM
Benefit (provision) for income taxes	—	29,331	(29,331)	(100)	(66,458)	(146,419)	79,961	55
Net (loss) income from discontinued operations	(12,631)	33,170	(45,801)	(138)	2,984,353	(831,079)	3,815,432	NM
Net (loss) income	(16,464)	(38,283)	21,819	57	2,684,059	(927,724)	3,611,783	NM

Net loss from continuing operations	(3,833)	(71,453)	67,620	95	(300,294)	(96,645)	(203,649)	NM
Less: net income (loss) attributable to noncontrolling interests	24	(322)	(346)	(107)	191	137	(54)	(39)
Net loss from continuing operations attributable to MIH	(3,857)	(71,131)	67,274	95	(300,485)	(96,782)	(203,703)	NM
Net (loss) income from discontinued operations	(12,631)	33,170	(45,801)	(138)	2,984,353	(831,079)	3,815,432	NM
Net (loss) income from discontinued operations attributable to MIH	(12,631)	33,170	(45,801)	(138)	2,984,353	(831,079)	3,815,432	NM
Net (loss) income attributable to MIH	$(16,488)	$(37,961)	21,473	57	$2,683,868	$(927,861)	3,611,729	NM

Basic loss per unit from continuing operations attributable to MIH	$(0.05)	$(0.82)	0.77	94	$(3.42)	$(1.11)	(2.31)	NM
Basic (loss) income per unit from discontinued operations attributable to MIH	(0.14)	0.38	(0.52)	(137)	33.99	(9.56)	43.55	NM
Basic (loss) income per unit attributable to MIH	$(0.19)	$(0.44)	0.25	57	$30.57	$(10.67)	41.24	NM
Weighted average number of units outstanding: basic	88,226,852	87,209,829	1,017,023	1	87,791,951	86,951,642	840,309	1

NM — Not meaningful.

(1)Interest expense includes non-cash gains on derivative instruments of $120,000 and $333,000 for the quarter and year December 31, 2021, respectively, compared with non-cash gains on derivative instruments of $51,000 and non-cash losses on derivative instruments of $912,000 for the quarter and year ended December 31, 2020, respectively.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

RECONCILIATION OF CONSOLIDATED NET LOSS TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands) (Unaudited)
Net loss from continuing operations	$(3,833)	$(71,453)			$(300,294)	$(96,645)
Interest expense, net(1)	385	4,884			14,354	21,077
Benefit (provision) for income taxes	(1,039)	12,985			(7,827)	4,177
Depreciation and amortization	4,286	4,664			15,738	15,888
Fees to Manager - related party	1,056	4,903			21,857	21,063
Other non-cash expense (income), net(2)	7,286	256			4,065	(1,063)
EBITDA excluding non-cash items - continuing operations	$8,141	$(43,761)	51,902	119	$(252,107)	$(35,503)	(216,604)	NM

EBITDA excluding non-cash items - continuing operations	$8,141	$(43,761)			$(252,107)	$(35,503)
Interest expense, net(1)	(385)	(4,884)			(14,354)	(21,077)
Non-cash interest (income) expense, net(1)	(89)	1,353			4,402	6,611
(Provision) benefit for current income taxes(3)	(720)	(8,774)			5,215	(801)
Changes in working capital	(2,935)	11,032			(31,343)	4,412
Cash provided by (used in) operating activities - continuing operations	4,012	(45,034)			(288,187)	(46,358)
Changes in working capital	2,935	(11,032)			31,343	(4,412)
Maintenance capital expenditures	(1,801)	(1,327)			(6,568)	(6,762)
Free cash flow - continuing operations	$5,146	$(57,393)	62,539	109	$(263,412)	$(57,532)	(205,880)	NM

NM — Not meaningful.
(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of debt financing fees, and non-cash amortization of debt discount related to our 2.00% Convertible Senior Notes. For the year ended December 31, 2021, interest expense also includes non-cash write-offs of debt financing costs related to the repurchase of our 2.00% Convertible Senior Notes and the full repayment of $100.0 million of senior secured notes at Hawaii Gas. In connection with the repayment of the Hawaii Gas $100.0 million senior secured notes, the Company paid a $4.7 million 'make-whole' payment.
(2)Other non-cash expense (income), net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash expense (income), net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") excluding non-cash items and Free Cash Flow” above for further discussion.
(3)Current income taxes in 2021 includes a $7.4 million benefit for income taxes that will be utilized by discontinued operations as a result of the reorganization.